                                                                 Exhibit (p)1.28

                         [LOGO OF INVESCO INSTITUTIONAL]
                              COMPLIANCE DEPARTMENT

--------------------------------------------------------------------------------

                                COMPLIANCE MANUAL

II. CODE OF ETHICS AND PROFESSIONAL STANDARDS; AVOIDING CONFLICTS OF INTERESTS AND PROHIBITED ACTS

A.   CODE OF ETHICS AND PROFESSIONAL STANDARDS

All INVESCO Institutional employees must be guided in their actions by the highest of ethical and professional standards. They must avoid even the appearance of conflicts of interest. All employees should consider adherence to the following Code of Ethics and Professional Standards to be a condition of employment with INVESCO.

     1. The personal integrity of all employees must be beyond doubt. INVESCO Institutional personnel are professional, judicious, accurate, objective and reasonable in dealing with clients, with other parties and with one another.

     2. All members of the organization must act within the spirit and the letter of all federal, state and local laws and regulations that apply to investment advisers and to the general conduct of business. They also must act within the spirit and the letter of the policies and procedures set forth in this Compliance Manual.

     3. The interests of INVESCO's clients must at all times take precedence over any personal interests. INVESCO Institutional employees must be alert for such conflicts. When an employee finds that his or her personal interests may be in conflict with those of a client, he or she must report the conflict to the INVESCO Institutional Compliance Department for resolution.

     4. Employees must strictly comply with INVESCO Institutional's Insider Trading Policies and Personal Securities Trading Rules. (See Section
          III. of this Manual.)

     5. Employees must not accept compensation of any sort for services from sources outside of INVESCO without the prior approval of the INVESCO Institutional Compliance Department. (See Section II.C. of this Manual.)

     6. Employees must protect the confidentiality of information about clients and their affairs, as well as INVESCO's actions and recommendations on their behalf.

INVESCO Institutional employees must strictly adhere to the policies set forth in this Code of Ethics and Professional Standards and this Compliance Manual. Disciplinary action up to and including dismissal will be imposed for violations. All employees who have obtained or are candidates for the designation of Chartered Financial Analyst from the Association of Investment Management and Research (AIMR) also are governed by AIMR's Code of Ethics and Standards of Professional Conduct. If you have questions you should contact the Compliance Department.

II. CODE OF ETHICS AND PROFESSIONAL STANDARDS; AVOIDING CONFLICTS OF INTERESTS AND PROHIBITED ACTS

B.   GUIDELINES FOR AVOIDING PROHIBITED ACTS

INVESCO Institutional employees are prohibited from engaging in the following acts:

     1. Directing or recommending purchases or sales of securities that are not in accordance with the client's investment objectives and guidelines.

     2. Attempting to influence any client to purchase, sell or retain any securities for the purpose of seeking any form of personal gain.

     3. Warranting the value or price of any security or guaranteeing its future performance.

     4. Promising or representing that an issuer of securities will meet its obligations or fulfill its investment or business objectives in the future.

     5. Agreeing to protect a client against loss by repurchasing a security at some future time.

     6.   Owning or taking title to any funds or assets of a client.

     7. Maintaining a joint brokerage or bank account with any client; sharing with any client any performance fee, carried interest or other benefit, profit or loss resulting from securities transactions; or entering into any business transaction with a client without the prior written approval of the Compliance Department.

     8. Borrowing money or securities from any client, regardless of the relationship between the client and the INVESCO representative.

     9. Owning, operating, managing or otherwise engaging in or being employed by any outside business activity on either a full-time or part-time basis without the prior written approval of the Compliance Department.

     10. Failing to abide by INVESCO Institutional's Insider Trading Policies and Personal Securities Trading Rules. (See Section III. of this Manual.)

     11.  Entering orders in any account for which there is no client.

     12. Manipulating or attempting in any way to manipulate the market for any securities, such as by entering matched buy and sell orders that create a false appearance of market activity. This also includes entering actual orders for the purpose of artificially inflating market valuations.

     13. Engaging in any "front-running" or "scalping" of accounts, by purchasing or selling securities in a personal account, in violation of the INVESCO Institutional Insider Trading Policies and Personal Securities Trading procedures, when there is reason to know that INVESCO accounts will be purchasing or selling the same securities. This also includes trading for a personal account and then directing trades in the same securities - or influencing others to trade in the same securities - for clients.

     14. Engaging in any other activity that is intended to mislead or deceive, or that would have the effect of misleading or deceiving others.

     15. Conspiring with others to engage in any prohibited activity, or doing or attempting to do indirectly something that would be prohibited if done directly.

If any employee becomes aware of such prohibited conduct, or any other conduct that may violate this Manual or any applicable law or regulation, he or she must report the incident immediately to his or her supervisor and to the INVESCO Institutional Compliance Department.

If you have any questions, contact the Compliance Department.

II. CODE OF ETHICS AND PROFESSIONAL STANDARDS; AVOIDING CONFLICTS OF INTERESTS AND PROHIBITED ACTS

C.   ACTIVITIES OUTSIDE OF INVESCO

From time to time INVESCO Institutional employees may be asked to serve as directors, trustees or officers of various groups, including foundations or other charitable organizations or private or public companies. Some of these positions are paid, others unpaid. Often these positions involve work on financial matters, such as investments for the group or other business transactions.

     1.   When These Requirements Apply

     The requirements discussed here apply for your accepting such a position if:

     .    You would receive any compensation for holding the position; or

     . The position is with any "for-profit" company, whether public or private; or

     . You would be an officer of the organization or would be involved in giving advice on investments - whether the group is a for-profit company or a non-profit entity.

     Thus, purely volunteer work for a charity is not covered by these requirements unless you would be an officer of the organization or would be involved in giving investment advice.

     2.   Requirements

     The requirements for being involved in outside activities are as follows:

          a. You must complete the form for Disclosure of Activities Outside of INVESCO that is attached as Appendix II.C.1. and submit it to the Compliance Department for approval. Be sure to disclose all potential conflicts of interests on the form, and consult with the Compliance Department if you have any questions.

          b. The Compliance Department must approve the activity before you accept the position. Compliance will approve the position if it is satisfied that:

               (i) The position does not involve any actual or potential conflict of interests with INVESCO or its clients. If the position is approved, you may not be involved in any decisions by INVESCO to do business with the organization or to invest in any securities issued by organization. You also may not be involved in any decisions by the organization to do business with INVESCO, including any decision to retain INVESCO as an investment adviser.

               (ii) The time demands of the position will not infringe upon your ability to perform your job with INVESCO. Your first responsibility is still to your position with INVESCO.

               (iii) The position will not involve any use of confidential, proprietary information from or about INVESCO, nor any exposure to material non-public information ("MNI") about any public company. Directorships with public companies will require special review and treatment because of the likely exposure to MNI. Special "Firewall" procedures may be required to assure that MNI is properly handled and not misused. (See Section III.B. of this Manual.) Directorships with private companies also will be scrutinized, as those companies may be preparing to go public. You must work with the Compliance Department to address these issues and to assure that appropriate safeguards are in place.

               (iv) There are no other material concerns that would make it inadvisable for you to accept the position.

          c. The Compliance Department will attempt to advise you of its decision promptly after receipt of the Disclosure form and will work with you to resolve any issues that arise. If you have any questions, do not hesitate to contact the Compliance Department.

II. CODE OF ETHICS AND PROFESSIONAL STANDARDS; AVOIDING CONFLICTS OF INTERESTS AND PROHIBITED ACTS

D.   ACQUISITION OF AMVESCAP PLC SECURITIES IN CLIENT ACCOUNTS

To avoid actual and potential conflicts of interests, INVESCO portfolio managers are prohibited from purchasing any AMVESCAP securities in discretionary client accounts.

Should a client specifically request the purchase of AMVESCAP securities, or seek to purchase them in a non-discretionary account, you should contact the INVESCO Institutional Compliance Department for guidance.

                                                                APPENDIX II.C.1.

                         [LOGO OF INVESCO INSTITUTIONAL]
                              COMPLIANCE DEPARTMENT

--------------------------------------------------------------------------------

                                  DISCLOSURE OF
                          ACTIVITIES OUTSIDE OF INVESCO

In accordance with Section II.C., Activities Outside of INVESCO, I wish to advise my INVESCO employer and the Compliance Department of the following outside activity, so as to avoid any possible conflict of interest as it relates to my current position with the firm.

Name:__________________________________________________ Date:___________________

INVESCO Unit:_______________________ Position:__________________________________

Name of Outside Organization:___________________________________________________

Address:________________________________________________________________________

Position:___________________________ Compensation (direct/indirect):____________

Investment/Ownership in Organization:___________________________________________

Public or Non-public:_______________ Charitable/Non Charitable:_________________

Professional/Personal Relationship to Organization:_____________________________

Time required away from INVESCO Responsibilities:_______________________________

Basic Functions to be Performed:________________________________________________

Possible Conflict of Interest:__________________________________________________

I understand that my first priority is to INVESCO. At all times I will continue to abide by the INVESCO Institutional Compliance Manual guidelines, especially those that may involve ethical behavior, client information, release of material non-public ("insider") information, personal trading, company supplied research material, proprietary information/computer systems data or programs and/or the purchase/sale of securities involving INVESCO clients. Further, I will make it known to all necessary parties that my involvement with any other organization is not meant financially or otherwise to benefit or involve INVESCO. I will not use my position with INVESCO or use the INVESCO name or any association with INVESCO as part of my involvement with this outside activity. No contribution or compensation that I may make or receive, whether direct or indirect, is to be construed as a direct or indirect arrangement with INVESCO. Should any of the above information change, I will notify my supervisors and the INVESCO Institutional Compliance Department immediately. In addition, should I become aware of any public offerings by the non-INVESCO company, or should I purchase or be granted additional shares of stock in the non-INVESCO company, I will immediately advise the INVESCO Institutional Compliance Department and submit any necessary supplemental documentation.

[_] At this time, I do not have any outside activities to report.

Signature: ______________________________________       Date: __________________


Compliance: _____________________________________       Date: __________________

                         [LOGO OF INVESCO INSTITUTIONAL]
                              COMPLIANCE DEPARTMENT

--------------------------------------------------------------------------------

                                COMPLIANCE MANUAL

III. INSIDER TRADING POLICIES AND PERSONAL SECURITIES TRADING RULES

A.   INSIDER TRADING POLICIES

Insider trading by INVESCO Institutional employees is prohibited. Any employee who does engage in insider trading will be terminated. The employee also may be subject under U.S. law to civil damages, a permanent bar from the industry and criminal fines and imprisonment. In addition, Company officers and other managers may be subject to penalties if employees under their supervision engage in insider trading.

     1.   Definition of "Insider Trading"

     Insider trading involves making or participating in any purchase or sale of a publicly traded security while in possession of material non-public ("inside") information, in violation of a fiduciary duty.

     The inside information may relate, for example, to:

     . Any publicly traded company in which INVESCO may consider making or recommending investments for its clients;

     .    An INVESCO client, where the client is a publicly traded company; or

     .    INVESCO (or AMVESCAP) itself.

     All of the following are unlawful conduct:

     . Making a trade for a personal account when you have inside information about the company whose security is being traded.

     . Recommending a trade to a client (or any other party) or directing a trade in a discretionary client account when you have inside information about the company.

     . Providing inside information to anyone else, who then buys or sells a public security of the company.

     . Trading by any third person based upon the inside information if that person knows that the information is supposed to be kept confidential.

     Under U.S. law, it generally does not matter if you can rightly claim that you did not use the inside information in deciding to make a trade. In most cases the mere possession of inside information at the time of a trade will constitute a legal violation.

     Material Information - Information is considered "material" for insider trading purposes if it is information that a reasonable investor would consider important in deciding whether to purchase or sell a security. The information may or may not change an actual investment decision. It is material information if it is something that would have actual significance in the deliberations of the reasonable investor.

     Material information may include information about:

     .    A company's earnings estimates;

     .    The gain or loss of a significant customer or client;

     .    Dividend changes or the declaration of a stock split;

     .    The borrowing of significant funds;

     .    A new offering of securities;

     .    A major labor dispute;

     .    A new joint venture;

     .    An agreement or proposal for an acquisition or merger;

     .    A significant sale of assets or the disposition of a subsidiary;

     .    Major litigation;

     .    Liquidity problems;

     .    Management changes;

     .    Any other significant company developments.

     Information about investment decisions by INVESCO may also be material inside information. Trading ahead of transactions for INVESCO's clients may constitute insider trading as well as "front-running". (See Section II.B. of this Compliance Manual.)

     Non-Public Information - Information is considered non-public for insider trading purposes until it has been fully disclosed and disseminated to the public. Information in a major publication, on a major wire service or contained in an SEC filing would be considered public. Under current SEC guidance, however, information contained on a company web site is not necessarily public at the moment it appears. According to the SEC, depending upon the nature of the publication, it may be necessary to allow two or three business days for information to be considered fully disseminated to the public.

     Fiduciary Duty - Your fiduciary duties to INVESCO and to INVESCO's clients prohibit you from engaging in any insider trading and require you to follow these policies and procedures for handling any inside information.

                                                                           III-2

     2.   What You Must Do

     To avoid any chance of a personal violation, and to assist INVESCO in preventing insider trading, you must do the following:

     . If you obtain material non-public information about a public company, immediately notify the INVESCO Institutional Compliance Department. The Compliance Department will work with you to establish any required "Firewalls" or other procedures to address the situation. You always must follow the policies and procedures set forth in Section III.B. of this Compliance Manual regarding Firewalls, the Securities Watch List and the Securities Restricted List.

     . If you are in possession of material non-public information about a company, do not make or participate in any purchase or sale of a publicly traded security of that company - whether the transaction is for a personal account or for a client.

     . Keep any material non-public information about a public company strictly confidential. Your discussions and activities both inside and outside of INVESCO must not reveal the existence or substance of any material non-public information. If you routinely receive material non-public information for legitimate purposes, you must notify the Compliance Department and work with them to assure that all paper and computer files containing the information are properly secured.

     . Follow the requirements of the INVESCO Employee Procedures for Personal Securities Trading contained in Section III.C. of this Compliance Manual.

     . Contact the INVESCO Institutional Compliance Department if you have any questions or concerns.

                                                                           III-3

III. INSIDER TRADING POLICIES AND PERSONAL SECURITIES TRADING RULES

B. INVESCO INSTITUTIONAL FIREWALL, SECURITIES WATCH LIST AND SECURITIES RESTRICTED LIST

As discussed above, trading in the public securities of a company while in possession of material non-public information about that company is strictly prohibited by U.S. law and by INVESCO Institutional policies. To assist in the prevention and detection of any such "insider" trading, INVESCO Institutional has adopted the following policies and procedures relating to:

..    Firewall Requirements;

..    Securities Watch List Requirements;

..    Securities Restricted List Requirements.

     1.   Definitions

     Firewall - A Firewall is a set of procedures designed to assure that any material non-public information received by an employee regarding a public company is maintained as strictly confidential. When a Firewall is put in place, the following rules apply:

     . Any employee who is actually in possession of material non-public information about a company may not trade or be involved in any trade of any public securities of that company, whether the trade is for a personal account or for an account of a client.

     . The information may not be disclosed to any other person or party, even within INVESCO, except as provided for in this Compliance Manual or as expressly allowed by the Compliance Department.

     . Appropriate safeguards must be put in place to limit and control access to physical files, computer files and other means of access to the information.

     Watch List - A Watch List is a set of procedures by which the Compliance Department monitors trading in specific securities for the purpose of detecting any improper activity. The purpose of a Watch List is to allow this monitoring without alerting the remainder of INVESCO Institutional and without having to impose a general trading restriction. Watch List procedures may be used, for example, where INVESCO Institutional or an affiliate is in the early stages of a material transaction with a public company. They also may be applied where there has been an inadvertent disclosure to a limited group of employees. In such a case, those in actual possession of the information would also be subject to the Firewall restrictions described above. The INVESCO Institutional Compliance Department administers the Watch List procedures and investigates any indications of improper activity.

     Restricted List - A Restricted List is a set of procedures by which the Compliance Department actually restricts trading in certain securities in order to prevent improper activity. Restricted List procedures may be used, for example, where INVESCO Institutional or an affiliate is involved in a material transaction with a public company that has been publicly announced but has not yet closed. They also may be applied in certain situations of inadvertent disclosure where the INVESCO Institutional Compliance Department determines that the Firewall and Watch List procedures are not sufficient to prevent possible abuses. The INVESCO Institutional Compliance Department administers the Restricted List procedures and investigates any indications of violations. Unless otherwise expressly indicated, the restrictions imposed by the Restricted List

                                                                           III-4
     procedures apply both to employees' personal trading and to trading on behalf of client portfolios.

     2.   Procedures

     To assist in the operation of the INVESCO Institutional Firewall, Watch List and Restricted List procedures, you must do the following:

     . Report to your business unit manager and to the INVESCO Institutional Compliance Department any situation in which you have received or believe you may have received any material non-public information regarding a public company. The Compliance Department will work with you and your manager to determine the appropriate action to be taken in the situation. This will include the implementation of appropriate Firewall restrictions. The Compliance Department also will determine whether it is necessary to place the company on the INVESCO Institutional Watch List or Restricted List.

     . As indicated in the Firewall procedures above, do not trade or become involved in any trade of any public securities of a company when you are in possession of material non-public information about the company. This includes trades for your personal accounts as well as any client accounts.

     . Do not disclose the information to any other person, including any INVESCO Institutional employee, except as expressly provided for in this Compliance Manual or as expressly allowed by the Compliance Department.

     . If you are a business unit manager, be aware of situations in which your employees may receive material non-public information regarding any companies. Ensure that they understand the need to report such situations. You also are responsible for reporting any such situations to the Compliance Department.

     As noted above, the INVESCO Institutional Compliance Department will administer the Watch List and Restricted List. The Watch List will be maintained as strictly confidential. Only designated INVESCO Institutional officers and certain members of the Compliance Department will have access to the names of companies that are on the Watch List or information about Watch List monitoring procedures. The Restricted List, however, is available to all employees of INVESCO Institutional and is posted on the INVESCO Institutional intranet.

     The Compliance Department will update the Watch List and Restricted List as appropriate to keep them current. All employees are responsible for advising the Compliance Department of any information to assist in updating the lists, including when transactions have been completed, when previously non-public information has been fully disclosed and when any restrictions otherwise no longer apply.

                                                                           III-5

III. INSIDER TRADING POLICIES AND PERSONAL SECURITIES TRADING RULES

C.   EMPLOYEE PROCEDURES FOR PERSONAL SECURITIES TRADING

All INVESCO Institutional employees, officers and directors, including members of their respective households, are subject to the following rules and procedures for personal securities trading.

     1.   Core Principles

          a. Employees, officers, directors and others associated with INVESCO Institutional have a fiduciary duty to serve the best interests of clients and not to engage in conduct that is in conflict with those interests. Clients' interests must always come ahead of personal interests. Conflicts of interest, and even the appearance of conflicts of interest, must be avoided.

          b. Employees are permitted and encouraged to acquire AMVESCAP PLC shares and ADRs through authorized purchase plans and otherwise in a manner consistent with applicable law, with these rules and procedures and with Section III.D. of this Compliance Manual.

          c. Employees are permitted and encouraged to invest in mutual funds and other collective investment vehicles sponsored by subsidiaries of AMVESCAP, as well as in other securities, if they observe applicable laws and regulations and both the letter and spirit of these rules and procedures. (Also see Section III.E. of this Compliance Manual.)

          d. Although personal securities trading is allowed, excessive activity in personal trades is discouraged and may be subject to restrictions. Employees are expected to devote their time and attention at work to client business and not to personal trading, except incidentally.

          e. No set of rules can possibly anticipate all the potential trading conflicts of interest that may arise. All situations that are subject to interpretation must be decided in favor of the protection of the best interests of the clients. Final discretion in the application of these rules and procedures and in the determination of appropriate sanctions rests with the INVESCO Institutional Compliance Department and the INVESCO Institutional Personal Securities Trading Review Committee.

     2.   Scope of Application

          a. Covered Persons - These rules and procedures govern the personal securities trading of all INVESCO Institutional employees, officers and directors, their spouses and members of their immediate families who share the same household. These persons are referred to as "Covered Persons".

          b. Covered Accounts - These rules and procedures apply to all securities and transactions in securities in which any Covered Person has beneficial ownership. Beneficial ownership includes having any direct or indirect financial interest in any account - including an account with a financial institution or an employee benefit account - regardless of the name in which the account is held. Beneficial ownership also includes having any discretionary control over the purchase or sale of securities in any such account. These accounts are referred to as "Covered Accounts".

                                                                           III-6

               . Investment Clubs - Investment club accounts are generally not treated as Covered Accounts, except that they are subject to the reporting requirements of these rules under
                    Section 3 below. A Covered Person may participate in an investment club only if that participation is approved in advance by the Compliance Department. Requests for approval must be submitted on the Investment Club Pre-Approval Form that is attached as Appendix III.C.1. Approval will be given only if the Covered Person can demonstrate that no potential conflict of interest will arise if approval is granted. In addition, approval of participation and a waiver of the pre-clearance requirement may be granted if the Covered Person can demonstrate that he or she does not control - although he or she may participate in - the investment decision-making of the club. A waiver of the pre-clearance requirement will not be granted if the Covered Person has sole control over the club's investment decisions or if Covered Persons make up 50% or more of the members of the club. The Compliance Department will periodically review investment club trading for abuses and conflicts and reserves the right to cancel approval of participation in the club or to subject the club's trades to pre-clearance and other requirements. Investment club accounts may not be used to evade or undermine these rules and procedures in any way.

          c. Covered Investments - These rules and procedures apply to all personal securities investments of Covered Persons, including investments in any options on securities. The term "securities" is broadly defined to include essentially all types of equity and debt investments, except that these rules and procedures do not apply to investments in: U.S. government bonds, bankers' acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt instruments, unit investment trusts or variable or fixed annuities (where no investment discretion is involved) or shares of registered open-end investment companies (mutual funds), whether or not the mutual funds are affiliated with AMVESCAP. The investments covered by these rules and procedures are referred to as "Covered Investments".

               . Exchange-traded index products - Some exchange-traded index products such as "I Shares" are structured as unit investment trusts. They may, however, be actively traded. They also are actively used in certain investment strategies for INVESCO Institutional client accounts, and some of them have relatively low net capitalization. Accordingly, all exchange-traded index products are subject to the requirements of these rules and procedures, including the "de minimis" exemption discussed below.

               . Futures - Although futures are not "securities", certain futures instruments are used in certain investment strategies for INVESCO Institutional client accounts. Accordingly, although transactions in futures instruments are not subject to the pre-clearance requirements of these rules and procedures, they are subject to the reporting requirements under Section 3 below. The Compliance Department will periodically review any futures trading for abuses and conflicts and reserves the right to subject such trades to pre-clearance and other requirements.

     3.   Reporting Requirements

          a. Upon Hiring - Within ten (10) calendar days of the start of employment, each Covered Person must provide to the Compliance Department a list of all Covered

                                                                           III-7

               Accounts and Covered Investments held at the time of hiring. (See Appendix I.A.1., Compliance Manual Acknowledgement.)


          b. Annually - Each year each Covered Person must provide an updated list of his or her Covered Accounts and Covered Investments as of the end of the calendar year. Each list must be provided by January 30th of the next calendar year. In addition, each Covered Person will be required to sign a certificate of compliance each year, verifying that he or she has provided all required information to the Compliance Department and has complied with these rules and procedures.

          c. For Each Trade - Each Covered Person must request that all broker-dealers with which he or she has accounts send duplicate confirmations and statements on their transactions in Covered Securities to the Compliance Department. Unless a specific exception is granted, photocopies of confirmations and statements provided by Covered Persons will not be acceptable. Upon the employee's request, the Compliance Department may send a standard letter to the broker-dealer in question, making a request on the employee's behalf. It remains the employee's responsibility, however, to ensure that the duplicate statements and confirmations are provided. Duplicate confirmations of transactions in Covered Securities must be received by the Compliance Department within ten (10) calendar days of settlement of any transaction. The Compliance Department also reserves the right to obtain information regarding other activity in any Covered Accounts to fulfill its oversight responsibilities.

               . Private transactions - When no broker-dealer is involved in a transaction, the employee must provide other evidence of the purchase or sale that is satisfactory to the Compliance Department. The documentation must explain the circumstances surrounding the transaction, including the manner in which it was executed, the title of each security involved, the quantity of each security purchased or sold, the date of the transaction and the price at which the transaction was executed.

     4.   Pre-clearance Requirements

          a. Except as provided in these rules and procedures, or as expressly exempted by the INVESCO Institutional Compliance Department, a Covered Person may not engage in a personal securities transaction unless it has been pre-cleared by the Compliance Department. Requests for pre-clearance must be submitted on the pre-clearance form ("Request for Permission to Engage in Personal Securities Transaction") that is attached as Appendix III.C.2. This form may be obtained from the Compliance Department and also is available on the shared portion of the e-mail system. All INVESCO Institutional personnel should submit their forms to Compliance at the e-mail address shown on the personal trading form. If e-mail is not available the forms may be sent by fax to the Compliance Department in Atlanta.

          b. Transactions must not be executed until pre-clearance has been given in writing by the Compliance Department.

          c. Pre-clearance approval is effective until the close of trading on the trading day following the date of pre-clearance. The date of pre-clearance approval is indicated by the time stamp of the Compliance Department on the pre-clearance form, or by the date of the e-mail of approval sent by the Compliance Department to the Covered Person.

                                                                           III-8

          d. In determining whether pre-clearance for any transaction should be granted, the Compliance Department will review the transaction for compliance with these rules and procedures, as well as for any other indications of any conflict of interest or violation of law or policy.

          e.   Special treatment of certain transactions and securities:

               . "De Minimis" Transactions - Transactions that are covered by the "de minimis" exemption are not subject to the pre-clearance requirements of these rules and procedures. (See Section 6 below.)

               . Transactions in Direct Stock Purchase Plans - Transactions done in direct stock purchase plans (DPPs) are not subject to the pre-clearance requirements, but are subject to all other requirements, of these rules and procedures.

               . AMVESCAP options and shares - The exercise of AMVESCAP employee options must be pre-cleared through the Corporate Secretary's office. Accordingly, the exercise of these options and the sale of the shares - if done simultaneously with the exercise of the options - is not subject to pre-clearance under these rules and procedures. Similarly, purchases and sales of AMVESCAP shares (including ordinary shares and ADRs) in any INVESCO or AMVESCAP employee benefit accounts are subject to controls enforced by the plan administrator. Accordingly, these transactions are not subject to pre-clearance. Any other purchases and sales of AMVESCAP ordinary shares and ADRs, however, are subject to pre-clearance under these rules and procedures.

               . Certain INVESCO Private Capital products - Certain INVESCO Private Capital products are specifically structured for purchase by employees. Pre-clearance for these products is handled as part of the structuring of the transaction. Accordingly, purchases of such special products are not subject to pre-clearance under these rules and procedures.
                    Note: This special treatment only applies to certain Private Capital products. You are responsible for verifying whether or not pre-clearance under these rules and procedures is required.

     5.   Restricted Activities

          a. Insider Trading - All personal investment activity of Covered Persons must comply with the rules and procedures discussed above regarding insider trading. No Covered Person may engage in a personal investment in a public security while in possession of material non-public information about the investment or the issuer of the investment. Nor may a Covered Person communicate such information to others in violation of law or otherwise engage in activities that would violate these rules.

          b. INVESCO Institutional Restricted List - Covered Persons may not purchase or sell any security that is on the INVESCO Institutional Restricted List.

          c. Blackout Period - Covered Persons may not purchase or sell a security during a period from seven (7) calendar days before through seven (7) calendar days after the date on which any portfolio managed by INVESCO Institutional purchases or

                                                                           III-9
               sells the same security. When a Covered Person submits a pre-clearance request, the Compliance Department will review records for trades in the same security. If there has been a transaction within the prior seven (7) calendar days, the request will be denied. In addition, the Covered Person is required to verify on the pre-clearance form that he or she has no knowledge of any intent on the part of anyone at INVESCO Institutional to engage in a transaction in the security for a client portfolio. The Compliance Department will monitor trading activity for seven
               (7) calendar days following the pre-clearance approval date, and if there is a portfolio transaction in the same security during that time then the Covered Person may be required to reverse the trade and forfeit any resulting gains. The Covered Person will be required to submit a written explanation of the transaction, and the Compliance Department will follow up as appropriate, based upon the surrounding circumstances.

          d. Short-swing Trading - Covered Persons also are prohibited from profiting from any "opposite transaction" in the same or equivalent security within sixty (60) calendar days of a purchase or sale. For purposes of this rule, a last-in, first-out ("LIFO") rule will be applied, matching any transaction with any opposite transaction within 60 days. The Compliance Department may grant rare exceptions to this restriction. All such exceptions, however, must be approved in advance by the Compliance Department. In addition, the purchase and/or sale of option contracts may not be used to circumvent this restriction.

          e. Private Placements - Covered Persons may purchase privately placed securities, subject to advance review and approval by the Compliance Department. Requests for approval must be submitted on the Private Placement Pre-Approval Form that is attached as Appendix III.C.3. Approval will be granted only if the Covered Person can demonstrate that no current or potential conflict of interest will arise if she or he is permitted to purchase the security in question. The "de minimis" exemption discussed below does not apply to purchases of privately placed securities. Employees who own privately placed securities, whether held at the start of employment or acquired during their employment, may at any time be required to halt any and all transactions involving those securities or even divest the securities if potential conflicts of interest should arise.

          f. IPOs - Covered Persons are prohibited from purchasing securities in initial public offerings. In the event that a Covered Person holds securities in a company that has announced that it will engage in an IPO, he or she must bring the information about the impending IPO to the attention of the Compliance Department.

          g. Short Sales - Covered Persons are prohibited from engaging in short sales of securities. Short sales "against the box" are not prohibited, but are subject to all of the requirements of these rules and procedures.

          h. AMVESCAP Options - Except as part of an INVESCO or AMVESCAP employee benefit program, Covered Persons are prohibited from engaging in any transactions in options on AMVESCAP securities.

     6.  The "De Minimis" Exemption

          a. Trades covered by the "de minimis" exemption are not subject to the pre-clearance requirements of these rules and procedures. In addition, the "de minimis" exemption may apply to limit the application of the Blackout Period rules discussed above. In all other respects, however, trades covered by the "de

                                                                          III-10
               minimis" exemption are subject to all of the other requirements of these rules and procedures.


          b. The "de minimis" exemption may apply only if the following requirements are met:

               . If the total market capitalization of the issuer of the security is less than $1 billion, then the "de minimis" exemption does not apply - regardless of the size of the proposed trade.

               . If the total market capitalization of the issuer of the security is $1 billion or more, then the "de minimis" exemption may apply for purchases of up to 2,000 shares or 20 options contracts.

               . If the total market capitalization of the issuer of the security is $5 billion or more, then the "de minimis" exemption may apply for purchases of up to 4,000 shares or 40 options contracts.

               . A Covered Person may make a transaction under the "de minimis" exemption in any particular security only once every thirty (30) days. The purchase or sale of shares need not be completed in a single trade, but must be completed within one business day.

               . The transaction must be free from any actual and/or apparent conflicts of interest. In particular, the "de minimis" exemption may not be used to circumvent the restrictions against "front running" trades in client accounts. (See
                    Section II.B. of this Compliance Manual.) The Compliance Department will monitor employee's use of the "de minimis" exemption and reserves the right to take action as appropriate if conflicts or abuses are detected.

          c. Transactions involving AMVESCAP securities and INVESCO-managed closed-end funds are not covered by this exemption.

     7.   Exemption for "Non-Discretionary Accounts"

          a. Exemptions to certain aspects of these rules and procedures may apply to certain accounts which ordinarily would be Covered Accounts but over which a Covered Person has no direct or indirect influence or control. These accounts are referred to as "Non-Discretionary Accounts".

          b. The treatment of any account as a Non-Discretionary Account must be approved in advance by the Compliance Department. The approval must be in writing. In order to be approved, the account must meet the following requirements:

               . The investment decisions for the account must be made by an independent fiduciary who is authorized by a written agreement to make all investment decisions and who does not discuss any such investment decisions with the Covered Person. The Covered Person must provide a copy of the written agreement to the Compliance Department.

               . The Covered Person must certify in writing that he or she has not discussed and will not discuss any investment decisions with the independent fiduciary, either directly or indirectly.

                                                                          III-11

          c. Non-Discretionary Accounts ordinarily are not treated as Covered Accounts, except that they are subject to the reporting requirements of these rules under Section 3 above. The Compliance Department will periodically review transactions in Non-Discretionary Accounts for abuses and conflicts and reserves the right to cancel approval of any Non-Discretionary Account or to subject trading in the account to pre-clearance and other requirements. Non-Discretionary Accounts may not be used to evade or undermine these rules and procedures.

          d. Transactions involving AMVESCAP securities are not covered by this exemption.

     8. Exemption for Dividend Reinvestment Plans and Other Regular Periodic Investments

          a. Exemptions to certain aspects of these rules and procedures also may be granted for dividend reinvestment plans (DRIPs) and other plans for regular, periodic investments that do not involve, on a trade-by-trade basis, the exercise of discretion over the selection of securities or timing of the investments. Ordinarily, investments pursuant to such plans will not be subject to the pre-clearance requirements of these rules and procedures.

          b. Requests for approval of such exemptions may be submitted to the Compliance Department, which will consider them on a case-by-case basis.

     9.   Sanctions and Enforcement

          a. The objective of implementing a sanctions policy is to prevent and eliminate violations of trading policies and practices thereby protecting the interests of our clients and business. As noted above, no set of rules can possibly anticipate all the potential trading conflicts of interest that may arise. All situations that are subject to interpretation must be decided in favor of the protection of the best interests of the clients. Final discretion in the application of these rules and procedures and in the determination of appropriate sanctions rests with the INVESCO Institutional Compliance Department, the Human Resources Department and the INVESCO Institutional Personal Securities Trading Review Committee.

          b. Although the Sanctions Guidelines set forth below will apply for all violations of these rules and procedures, additional and more severe sanctions may be imposed at management's discretion with the intent of appropriately reflecting the seriousness and magnitude of the violation(s). Because each factual situation is different, the nature and magnitude of each violation will be considered in determining the appropriate sanction in each case. Additional sanctions may include prolonged trading suspensions, revocation of personal trading privileges, the suspension of the covered person's year-end discretionary bonus and other penalties, up to and including termination of employment.

          c.   Sanctions Guidelines:

               .    First Violation:

                    . The Covered Person will receive a written notice from the Compliance Department and will be required to provide written assurance that he or she has read, understands and will comply with

                                                                          III-12
                         all of the policies set forth in the INVESCO
                         Institutional Compliance Manual.

                    . The disgorgement requirement applies automatically for all violations of the 60-day short-swing trading restriction.

               .    Second Violation:

                    . The Covered Person will be required to reverse the trade(s) that gave rise to the violation. Profits must be disgorged to a bona fide charity.

                    . All personal securities trading privileges will be suspended for 60 days.

                    . A second written notice will be sent to the Covered Person with copies to his/her manager and the Human Resources Department. The notice will specify sanctions imposed. The person's manager will meet with the employee and provide a written reminder to adhere to the INVESCO Institutional Compliance policies.

                    . The Senior Manager of the Covered Person will be notified of the violation.

                    . The INVESCO Institutional Management Committee will be informed of the violation.

               .    Third Violation:

                    . The Covered Person will be required to reverse the trade(s) that gave rise to the violation. Profits must be disgorged to a bona fide charity.

                    . All personal securities trading privileges will be suspended for 120 days.

                    . A written notice will be sent to the Covered Person with copies to his/her manager and the Human Resources Department. The notice will specify sanctions imposed.

                    . A meeting will be scheduled with the Covered Person, the Covered Person's senior manager, Human Resources and Compliance to discuss the pattern of violations.

                    . The INVESCO Institutional Management Committee will be notified of the violation.

               .    Additional Violations:

                    . The final step of the Sanctions and Enforcement policy will be applied and the employee will be asked to take a decision-making leave. The employee must decide whether he/she wishes to continue employment with the company and if so, he/she will

                                                                          III-13
                         need to sign an agreement that any further violations will result in immediate termination.

     10.  INVESCO Institutional Personal Securities Trading Review Committee

          a. In addition to the INVESCO Institutional Compliance Department, the INVESCO Institutional Personal Securities Trading Review Committee will have final discretion in the application of these rules and procedures and in the determination of appropriate sanctions. Sanctions imposed or recommended by the Compliance Department may be appealed only to the Personal Securities Trading Review Committee, whose determinations shall be final.

          b. The members of the Personal Securities Trading Review Committee shall be the AMVESCAP Group Compliance Officer and two persons from within INVESCO Institutional to be appointed by the INVESCO Institutional Management Committee. At least one of the INVESCO Institutional members must be a Chief Investment Officer of a product area. A member of the Compliance Department shall be a non-voting member of the Review Committee.

                                                                          III-14

III. INSIDER TRADING POLICIES AND PERSONAL SECURITIES TRADING RULES

D.   EMPLOYEE TRANSACTIONS IN AMVESCAP PLC SECURITIES

Although INVESCO Institutional employees are encouraged to invest in AMVESCAP PLC securities, certain procedures must be followed. As with any other personal securities trades, the governing laws and regulations and INVESCO Institutional policies prohibit transactions in AMVESCAP PLC securities by any employee who is in possession of material non-public information. The following procedures are designed to assure that all employee trades in AMVESCAP PLC securities are properly handled.

The following rules and procedures apply to buying and selling AMVESCAP PLC securities:

     1. You must not buy or sell any AMVESCAP PLC securities when you are in possession of material non-public information about the Company, regardless of how the information was obtained.

     2. You may only buy AMVESCAP PLC securities during announced "open" periods, never during "closed" periods. The Company issues internal announcements of these open periods and closed periods. In general, closed periods occur within sixty days before the announcement of annual or semi-annual results and within thirty days before the announcement of quarterly results. The AMVESCAP Board of Directors may also impose other closed periods at its discretion.

     3. Your exercise of any AMVESCAP employee options that have been issued as part of an employee benefit program must be pre-cleared through the Corporate Secretary's office. Accordingly, the exercise of these options and the sale of the shares - if done simultaneously with the exercise of the options - is not subject to the reporting or pre-clearance requirements of Section III.C. of this Compliance Manual.

     4. Similarly, your purchases and sales of AMVESCAP shares (including ordinary shares and ADRs) in any INVESCO or AMVESCAP employee benefit accounts are subject to controls enforced by the plan administrator. Accordingly, these transactions are not subject to the reporting or pre-clearance requirements of Section III.C. of this Compliance Manual.

     5. Except for the transactions described in items 3. and 4. above, whenever you buy or sell any AMVESCAP PLC securities you must follow the reporting and pre-clearance procedures and all other requirements contained in Section III.C. of this Compliance Manual - the INVESCO Institutional Employee Procedures for Personal Securities Trading.

     6. Except as part of an INVESCO or AMVESCAP employee benefit program, any transactions in options on AMVESCAP securities are prohibited.

You must always take care to protect the confidentiality of information about INVESCO and AMVESCAP. This is important not only to prevent insider trading but also to protect the Company's proprietary information.

If you have any questions about these requirements, contact the INVESCO Institutional Compliance Department.

                                                                          III-15

III. INSIDER TRADING POLICIES AND PERSONAL SECURITIES TRADING RULES

E.   EMPLOYEE TRANSACTIONS IN ANY CLOSED-END FUNDS MANAGED BY INVESCO
     INSTITUTIONAL

Like transactions in AMVESCAP PLC securities, employee trades in the securities of any closed-end funds managed by INVESCO Institutional also involve special considerations. Acting as an adviser for a closed-end fund gives INVESCO Institutional access to material non-public information about the business of the fund. Thus, when trading those securities, it is particularly important to assure that you are not in possession of material non-public information. Any proposed trades in such securities will be given special scrutiny when they are pre-cleared by the Compliance Department. Transactions involving INVESCO-managed closed-end funds are not covered by the de minimis exemption (see Section III.C.6. of this Compliance Manual for additional information on the de minimis exemption).

                                                                          III-16

III. INSIDER TRADING POLICIES AND PERSONAL SECURITIES TRADING RULES

F.   SEC REGULATION FD

SEC Regulation FD ("Full Disclosure") requires that when issuers of securities release material information that was previously non-public they must be careful to assure that they are making full disclosure - making the information accessible to all potential investors. In cases where there has been some inadvertent limited disclosure, issuers must assure that full disclosure follows promptly upon discovery.

While Regulation FD does not expressly address the duties of investment advisers, you should be aware of its requirements. You must always do the following:

..    Contact the Compliance Department if you receive information from an issuer and have any concern that the issuer may not have complied with Regulation FD in releasing the information.

..    Decline any opportunity to receive material non-public information based upon a "confidentiality agreement". Regulation FD provides for such agreements if the party receiving the information does not make any trades in the company's securities until the information is fully disclosed. As a matter of policy, INVESCO Institutional does not allow such agreements. If you believe that such an agreement is necessary in a particular situation, contact the Compliance Department for guidance.

                                                                          III-17

III. INSIDER TRADING POLICIES AND PERSONAL SECURITIES TRADING RULES

G.   SUMMARY - TRANSACTION REQUIREMENT MATRIX

The following chart contains many of the common investment instruments, though it is not all-inclusive.

                                                   PRECLEARANCE           CONFIRMATION
TRANSACTION                                          REQUIRED?              REQUIRED?
Mutual Funds and Other Special Products
     INVESCO Mutual Funds (open-end)                    No                      No
     AIM Mutual Funds (open-end)                        No                      No
     Other Mutual Funds (open-end)                      No                      No
     INVESCO-Managed Closed-End Funds                   Yes                     Yes
     Other Closed-End Funds (unless de minimis)         Yes                     Yes
     Variable & Fixed Annuities                         No                      No
      (where no investment discretion is involved)

Exchange-Traded Funds (excluding de minimis)            Yes                     Yes

Equities
     AMVESCAP Shares and ADRs                           Yes                     Yes
      (except with an employee benefit plan)
     Other Common Stocks (unless de minimis)            Yes                     Yes
     Other ADRs (unless de minimis)                     Yes                     Yes
     DPPs                                               No                      Yes
     DRIPS                                              No                      Yes
     (programs subject to Compliance approval)
     Stock Splits                                       No                      Yes
     Exercise of Rights and Warrants                    Yes                     Yes
     Preferred Stock (unless de minimis)                Yes                     Yes
     IPOs                                               Prohibited              Prohibited

Options (Stock) (unless de minimis)                     Yes                     Yes
     AMVESCAP (cashless employee options)               No                      No
     AMVESCAP (options contracts)                       Prohibited              Prohibited

Futures
     Currency                                           No                      Yes
     Commodity                                          No                      Yes
     S&P                                                No                      Yes

Fixed Income
     US Treasury                                        No                      No
     CDs                                                No                      No
     Money Market                                       No                      No

Bonds
     US Government                                      No                      No
     Corporate                                          Yes                     Yes
     Municipal                                          Yes                     Yes
     Conversion of Convertible Bonds                    Yes                     Yes

Private Placements                                      Yes                     Yes

Limited Partnerships                                    Yes                     Yes

                                                                          III-18

                                                               APPENDIX III.C.1.

                         [LOGO OF INVESCO INSTITUTIONAL]
                              COMPLIANCE DEPARTMENT

--------------------------------------------------------------------------------

                        INVESTMENT CLUB PRE-APPROVAL FORM

Date:__________________

PERSONAL INFORMATION

Name:_________________________________________

Unit Employed by:_____________________________

Department:___________________________________

INVESTMENT CLUB(S) INFORMATION

Name of Investment Club(s): ____________________________________________________

Principals of Investment Club(s): ______________________________________________

Person who did the trade: ___Self ___Spouse ___Other (explain):_________________

Positions held:_________________________________________________________________

Are you on the Board of Directors? _____________________________________________

Are you on an investment decision-making committee? ____________________________

Are you involved in making security transactions recommendations? ______________

Are you involved in subsidizing the Fund? ______________________________________

* I am fully aware I must continue to abide by INVESCO Institutional Compliance and Insider Trading Regulations.

I will direct _____________________________ Club to send confirmations to the Compliance Department.

Signature: ___________________________________________ Date: ___________________

DEPARTMENTAL USE

Compliance Representative: __________________________ Date Received: ___________

                                                     Date Approved: ____________

                                                               APPENDIX III.C.2.

       REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL SECURITIES TRANSACTION

I hereby request permission to [_]BUY [_]SELL (check one) the specified security in the company indicated below for my own account or other account in which I have a beneficial interest or legal title:

------------------------------     ---------------------------------------------
DATE                                 NAME OF INVESCO UNIT

-----------------------------------------------------------------------------------------------
 # of shares            Name of Security                    Symbol           Broker
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

I believe that the above listed transaction is not prohibited by the Code of Ethics or the INVESCO Institutional Insider Trading Policies and Personal Securities Trading Rules (found in the INVESCO Institutional Compliance Manual) to which I am subject.

To the best of my knowledge,

(i) this transaction is not potentially harmful to any "accounts or portfolios"* distributed, managed and/or serviced by any of the INVESCO Institutional members named below, given the size of the transaction compared to the existing market for such securities;

(ii) none of the "accounts or portfolios"* distributed, managed and/or serviced by any INVESCO Institutional member named below has purchased or sold the security listed above during the last seven days;

(iii) the requested transaction will not result in a misuse of inside information or in any conflict of interest or impropriety with regard to any accounts or portfolios* distributed, managed and/or serviced by any INVESCO Institutional member named below; and

(iv) the security indicated above is not being considered for purchase or sale by any accounts or portfolios* distributed, managed and/or serviced by any INVESCO Institutional member named below.

Additionally: (Please check any or all that apply)

[_] The security indicated above is thinly traded as evidenced by the following daily trading volume for such security over the last week. ________________

[_] The security indicated above will be [_] acquired [_] sold (check one) in a private placement or is not of an issuer publicly traded or registered with the SEC.

[_] The proposed purchase of the above listed security, together with my current holdings, will result in my having a beneficial interest in more than 5% of the outstanding voting securities of the company. If this item is checked, state the beneficial interest you will have in the company's voting securities after this purchase. _________________

I SHALL DIRECT MY BROKERAGE FIRM TO PROVIDE A COPY OF A CONFIRMATION OF THE REQUESTED TRANSACTION(S) TO THE COMPLIANCE DEPARTMENT WITHIN 10 DAYS OF THE TRANSACTION.

----------------------------- ------------------------------ -------------------
SIGNATURE                     PRINT NAME                     TELEPHONE NUMBER


        PERMISSION IS EFFECTIVE ONLY THROUGH THE CLOSE OF TRADING ON THE
                     FIRST BUSINESS DAY FOLLOWING APPROVAL


*"Accounts or portfolios" are defined as any and all investment companies, private accounts and all other clients of the following INVESCO Institutional
Members: INVESCO Global Asset Management (N.A.) Inc., INVESCO Global Asset Management, Limited (Bermuda), INVESCO Private Capital, Inc., INVESCO Senior Secured Management, Inc. and INVESCO Institutional (N.A.), Inc. and any of its Divisions (i.e., INVESCO Capital Management, INVESCO Realty Advisors, INVESCO Structured Products Group, INVESCO Managed Accounts, INVESCO Multiple Asset Strategies Group, INVESCO Fixed Income/Stable Value, INVESCO National Asset Management and Sovereign Financial Services, Inc.).

CONFIRMATION: No transaction with respect to the security indicated above is known to be pending or in progress for any portfolio under management.

COMPLIANCE DEPARTMENT TIME STAMP - ATLANTA
------------------------------------------

[GRAPHIC]
            INVESCO Institutional COMPLIANCE REVIEW
            ---------------------------------------


          ----------------------------------------------------------------------
            Signature Authorized INVESCO Institutional Compliance Representative

                    PLEASE SEND COMPLETED FORM VIA E-MAIL TO:

#II- Personal Trade Permission OR personaltrades@atl.invesco.com. If you do not have access to E-mail, then fax to 404-439-4990, ATTN: Adam Englin.

                                                               APPENDIX III.C.3.

                         [LOGO OF INVESCO INSTITUTIONAL]
                              COMPLIANCE DEPARTMENT

--------------------------------------------------------------------------------

                       PRIVATE PLACEMENT PRE-APPROVAL FORM

Date: _______________________

PERSONAL INFORMATION

Name: _____________________________________________

Business Unit: ____________________________________

Department: _______________________________________

PRIVATE PLACEMENT INFORMATION

Date of Investment: ____________Initial Investment: ____________________________

Additional Investment(s): ______________________________________________________

Private Placement (Company) Name: ______________________________________________

Type of Company:________________________Industry: ______________________________

Percentage Owned: ______________ Relationship to Company: ______________________

Is there any known relationship between the Company and any AMVESCAP business unit? __________________________________________________________________________

If so, please describe the relationship. _______________________________________

Are/will you be a member of the Board of Directors? ____________________________

If so, position held: __________________________________________________________

Senior Officers of Company: ____________________________________________________

How did you learn of the opportunity? __________________________________________

Additional Information: ________________________________________________________

________________________________________________________________________________

* I am fully aware I must continue to abide by the INVESCO Institutional Insider Trading Policies and Personal Securities Trading Rules. To my knowledge, I will not be violating any federal/state/firm rules or regulations and if circumstances change I will notify the Compliance Department.

* I will notify INVESCO if and when I learn of the company going public or of any expected public offering by the company.

Signature________________________________________________Date___________________

DEPARTMENTAL USE

Compliance Representative: __________________________ Date Received: ___________

                                                     Date Approved: ____________